UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2016

BioVie Inc. (f/k/a NanoAntibiotics, Inc.)

(Exact name of registrant as specified in its charter)

Nevada	000-55292	46-2510769
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 Cummings Center, Suite 247-C

Beverly, MA 01915

(Address of principal executive offices and zip code)

(312) 283-5793

(Registrant’s telephone number, including area code)

NanoAntibiotics, Inc.

(Former Name, Former Address and Former Fiscal Year if Changed Since Last Report))

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e -4(c))

Item 5.02(d) Election of Directors.

On December 7, 2016, the Board of Directors of BioVie Inc. ("BioVie") elected James Lang as an independent member of BioVie's Board of Directors. Mr. Lang is an experienced executive in the healthcare field, with particular experience in guiding early-stage healthcare companies.

Item 8.01 Other Events.

On December 22, 2016, the U.S. Food and Drug Administration ("FDA") notified BioVie that it was in the process of reviewing the Investigational New Drug ("IND") application for BioVie's planned Phase 1b clinical study of terlipressin in patients with ascites due to liver cirrhosis and that, because of certain questions and recommendations that it has about the design of the study, it is placing a hold on the start of the study until those matters are addressed satisfactorily. BioVie expects to receive the FDA's formal letter on this subject in early January 2017 and will submit its response shortly thereafter.

The information in Item 5.02(d) and Item 8.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act ”), nor incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2016	BIOVIE INC.

	By:	/s/ Jonathan Adams
Jonathan Adams
Chief Executive Officer